Exhibit 99.1
Virgin Galactic Announces First Quarter 2026 Financial Results and Provides Business Update

•First SpaceShip Advancing Through Ground Test Phase; Static Test Article Assembly In Progress; Fabrication of Second SpaceShip Underway
•Flight Test Continues on Track for Q3 2026
•First Spaceflight Continues on Track for Q4 2026

ORANGE COUNTY, CALIFORNIA – May 14, 2026 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the “Company”) today announced its financial results for the first quarter ended March 31, 2026 and provided a business update.

CEO Michael Colglazier said, “We’ve delivered the first of our new SpaceShips from our Assembly hangar to our Test-and-Launch hangar, ground testing of that SpaceShip is underway, and we remain on track to commence flight testing in Q3 and spaceflight in Q4 of this year. Spending continues to decline quarter by quarter, debt retirements are being made on or ahead of schedule, and cash balances are being maintained at appropriate levels as we work through the final quarters of our pre-revenue phase and prepare for the launch of commercial spaceflight operations.”

First Quarter 2026 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $251 million as of March 31, 2026.

•Revenue of $0.2 million, compared to $0.5 million in the first quarter of 2025, attributable to access fees related to future astronauts.

•GAAP total operating expenses of $66 million, compared to $89 million in the first quarter of 2025. Non-GAAP total operating expenses of $58 million in the first quarter of 2026, compared to $80 million in the first quarter of 2025.

•Net loss of $65 million, compared to an $84 million net loss in the first quarter of 2025, with the improvement primarily driven by lower operating expenses.

•Adjusted EBITDA totaled $(55) million, compared to $(72) million in the first quarter of 2025, primarily driven by lower operating expenses.

•Net cash used in operating activities totaled $54 million, compared to $76 million in the first quarter of 2025.

•Cash paid for capital expenditures totaled $40 million, compared to $46 million in the first quarter of 2025.

•Free cash flow totaled $(93) million, compared to $(122) million in the first quarter of 2025.

•Generated $11 million in gross proceeds through the issuance of 4.0 million shares of common stock as part of the Company's at-the-market offering program.

Exhibit 99.1
Business Updates
•During April 2026, the Company generated approximately $52 million in gross proceeds through its at-the-market offering program and had approximately $87 million dollars remaining on the existing program.
•On April 30, 2026, the Company announced an offer to redeem $10 million of debt originally due in September of 2026 by issuing shares of its common stock. Upon the successful completion of this redemption, the remaining amount outstanding on the first lien notes due in December 2028 will be $202 million.
•Construction to support rocket motor production assembly line at the spaceship factory in Arizona is underway.

Financial Guidance
The following forward-looking statements reflect our expectations for the second quarter of 2026 as of May 14, 2026 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the second quarter of 2026 is expected to be in the range of $(87) million to $(92) million.
•For the remainder of 2026, quarterly free cash flow is expected to show sequential improvement from the second quarter.

Non-GAAP Financial Measures
In addition to the Company’s results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 4185352. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human-first spaceflight for private individuals, researchers, and governments with its advanced SpaceShips and launch vehicle. Scale and profitability are driven by next-generation vehicles capable of taking humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our SpaceShips and planned timeline for assembly, testing and commercial service using such SpaceShips, our plans to hire pilots, our plans for constructing our rocket motor assembly line at the spaceship factory and our objectives for future operations, growth plans and the Company’s financial forecasts, including expected free cash flow in the second quarter 2026 and for subsequent quarters in 2026, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

First Quarter 2026 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenue	$227	$461

Operating expenses:
Spaceline operations	29,640	20,826
Research and development	6,712	33,310
Selling, general and administrative	25,551	30,550
Depreciation and amortization	3,916	4,223
Total operating expenses	65,819	88,909

Operating loss	(65,592)	(88,448)

Interest income	2,701	7,215
Interest expense	(1,828)	(3,240)
Other income, net	34	34
Loss before income taxes	(64,685)	(84,439)
Income tax expense	30	48
Net loss	(64,715)	(84,487)
Other comprehensive loss:
Foreign currency translation adjustment	(3)	(4)
Unrealized loss on marketable securities	(85)	(176)
Total comprehensive loss	$(64,803)	$(84,667)

Net loss per share:
Basic and diluted	$(0.81)	$(2.38)

Weighted-average shares outstanding:
Basic and diluted	79,482	35,440

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$124,837	$144,727
Restricted cash	30,634	30,988
Marketable securities	95,054	162,313
Other current assets	32,931	34,870
Total current assets	283,456	372,898
Property, plant and equipment, net	426,713	388,730
Other non-current assets	40,060	41,551
Total assets	$750,229	$803,179
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,041	$15,163
Current portion of long-term debt	117,041	47,830
Customer deposits	77,954	78,535
Other current liabilities	70,578	67,795
Total current liabilities	282,614	209,323
Non-current liabilities:
Long-term debt	202,695	276,362
Other long-term liabilities	41,191	43,530
Total liabilities	526,500	529,215
Stockholders’ Equity
Common stock	8	7
Additional paid-in capital	3,040,171	3,025,604
Accumulated deficit	(2,816,494)	(2,751,779)
Accumulated other comprehensive income	44	132
Total stockholders’ equity	223,729	273,964
Total liabilities and stockholders’ equity	$750,229	$803,179

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(64,715)	$(84,487)
Stock-based compensation	4,121	4,769
Depreciation and amortization	3,916	4,223
Amortization of debt issuance costs	511	569
Accretion of marketable securities purchased at a discount	(406)	(2,193)
Other non-cash items	(11)	(14)
Change in operating assets and liabilities:
Other current and non-current assets	1,300	5,749
Accounts payable	840	(751)
Customer deposits	(581)	(2,296)
Other current and non-current liabilities	1,524	(1,487)
Net cash used in operating activities	(53,501)	(75,918)
Cash flows from investing activities:
Capital expenditures	(39,807)	(46,047)
Purchases of marketable securities	(33,516)	(104,607)
Proceeds from maturities and calls of marketable securities	101,099	158,121
Other investing activities	—	8
Net cash provided by investing activities	27,776	7,475
Cash flows from financing activities:
Payments of long-term debt	(4,967)	—
Payments of finance lease obligations	(59)	(46)
Proceeds from issuance of common stock pursuant to at-the-market offering	10,961	30,730
Transaction costs related to issuance of common stock pursuant to at-the-market offering	(301)	(922)
Transaction costs related to issuance of common stock and equity-classified warrants pursuant to registered offering	(145)	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(8)	(50)
Net cash provided by financing activities	5,481	29,712
Net decrease in cash, cash equivalents and restricted cash	(20,244)	(38,731)
Cash, cash equivalents and restricted cash at beginning of period	175,715	210,885
Cash, cash equivalents and restricted cash at end of period	$155,471	$172,154

Cash and cash equivalents	$124,837	$140,763
Restricted cash	30,634	31,391
Cash, cash equivalents and restricted cash	$155,471	$172,154

Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with GAAP, including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, and stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended March 31, 2026 and 2025, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2026	2025
Total operating expenses	$65,819	$88,909
Stock-based compensation	4,121	4,769
Depreciation and amortization	3,916	4,223
Non-GAAP total operating expenses	$57,782	$79,917

A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2026 and 2025, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(64,715)	$(84,487)
Interest expense	1,828	3,240
Income tax expense	30	48
Depreciation and amortization	3,916	4,223
Stock-based compensation	4,121	4,769
Adjusted EBITDA	$(54,820)	$(72,207)

The following table reconciles net cash used in operating activities to free cash flow for the three months ended March 31, 2026 and 2025, respectively (in thousands):

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(53,501)	$(75,918)
Capital expenditures	(39,807)	(46,047)
Free cash flow	$(93,308)	$(121,965)

The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637